EXHIBIT 99.1

MALVERN FEDERAL SAVINGS BANK

REVOCABLE PROXY

(1)

The approval of a Plan of Reorganization pursuant to which Malvern Federal would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank as a wholly owned subsidiary of Malvern Federal Bancorp, Inc., and Malvern Federal Bancorp will become a majority-owned subsidiary of Malvern Federal Mutual Holding Company, a federally chartered mutual holding company, and the transactions provided for in such Plan of Reorganization.

	FOR ☐	AGAINST ☐

(2)

The approval of the establishment of the Malvern Federal Charitable Foundation, a Delaware non-stock corporation to be organized to support the promotion of charitable purposes within the communities that Malvern Federal Savings Bank serves, and the contribution of shares of Malvern Federal Bancorp’s common stock to such foundation concurrently with the completion of the reorganization.

	☐	☐

(3)

To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

	☐	☐

Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Malvern Federal either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Malvern Federal called for the ____ day of ___________, 2008 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.

Signature	DATE

Signature	DATE
Note: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

This proxy, if signed, but no choice is made, will be voted FOR adoption of the Plan of Reorganization and FOR the establishment of the Malvern Federal Charitable Foundation and the contribution to the foundation. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

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▼ Detach the proxy voting card ▼

STOCK ORDER FORM

PLEASE PRINT CLEARLY AND COMPLETE ALL
APPLICABLE SHADED AREAS
SEE REVERSE SIDE OF THIS FORM FOR
ADDITIONAL INSTRUCTIONS

Stock Information Center
42 East Lancasler Avenue, Suite B, Paoli, PA 19301
QUESTIONS? Call us, toll-free, at 1-(866) xxx-xxxx
10:00 a.m. to 4:00 p.m., Monday through Friday,
except bank holidays

(1) Number of Shares	Price per Share	(2) Total Payment Due
	X $10.00 =	$.00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Instructions on Reverse Side.

For Internal Use Only

BATCH # _______ ORDER #_______ CATEGORY #_________

REC’D _________________ O ____________ C _____________

ORDER DEADLINE & DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Eastern time, on ______, 2008. Stock Order Forms may be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. The Stock Information Center is located at Malvern Federal Savings Bank’s corporate office. You may NOT deliver this form to any Malvern Federal banking offices. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form are not required to be accepted.

(3)	Method of Payment –	(4) Method of Payment – Deposit Account Withdrawal
	Check or Money Order

The undersigned authorizes withdrawal from the Malvern Federal Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available in the account(s) listed at the time this form is received. Malvern Federal Savings Bank’s IRA, Keogh and deposit accounts with check-writing privileges (checking and money market) may NOT be listed for direct withdrawal below.

	Enclosed is a personal check, bank check or money order made payable to Malvern Federal Bancorp, Inc. in the amount of:
		For Internal Use Only	Malvern Federal Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)
	$.00			$.00
				$.00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Malvern Federal Savings Bank line of credit checks may not be remitted as payment.				$.00
			Total Withdrawal Amount	$.00

(5)	Purchaser Information

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:

a.	Depositors with a minimum of $50 on deposit at Malvern Federal Savings Bank as of September 30, 2006;

b.	Depositors with a minimum of $50 on deposit at Malvern Federal Savings Bank as of December 31, 2007;

c.	Depositors with accounts at Malvern Federal Savings Bank on ____ __, 2008 and borrowers with a loan from Malvern Federal Savings Bank at December 31, 1990 that remains outstanding at ____ __, 2008.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 9, check the box below:

d.	This order is placed in a Community Offering (please write your county of residence in Section 9).

ACCOUNT INFORMATION - SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)	Malvern Federal Savings Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) Management and Employees
Check if you are a Director Officer Employee Immediate family member as defined on the reverse side of this form.

(7) Maximum Purchaser Identification

Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(8) Associates/Acting in Concert

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 9 on other stock order forms	Number of shares ordered

Name(s) listed in Section 9 on other stock order forms	Number of shares ordered

(9) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone Number (important)

City (important)	State	Zip	County (important)	Evening Phone Number (important)

(10) Form of Stock Ownership				FOR BROKER USE ONLY:
Individual	Joint Tenants	Tenants in Common	Uniform Transfer to Minors Act
(for reporting SSN, use Minors)
Corporation/Partnership		Other __________________________________		IRA	SSN of Beneficial Owner: ______-______-______

(11)

Acknowledgment and Signature I understand that this Stock Order Form, with full payment and properly executed, must be received by Malvern Federal Bancorp, Inc. no later than 12:00 noon, Eastern time, on ____________, 2008, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Malvern Federal Bancorp, Inc., this Stock Order Form may not be modified or canceled without Malvern Federal Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Malvern Federal Mutual Holding Company, Malvern Federal Bancorp, Inc., Malvern Federal Savings Bank or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision’s Northeast Regional Office at (201) 413-1000. I further certify that, before purchasing the common stock of Malvern Federal Bancorp, Inc., I received the Prospectus dated _____________, 2008.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Malvern Federal Bancorp, Inc. and describes, in the Risk Factors section beginning on page __ of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1.	Our Portfolio of Loans with a Higher Risk of Loss is Increasing.
2.	Higher Interest Rates Would Hurt Our Profitability.
3.	Increases in Market Rates of Interest Could Adversely Affect Our Equity.
4.	If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
5.	The Loss of Senior Management Could Hurt Our Operations.
6.	Strong Competition Within Our Market Area Could Hurt Our Profits and Slow Growth.
7.	Our Loans are Concentrated to Borrowers in Our Market Area.
8.	Malvern Federal Mutual Holding Company Will Own a Majority of Our Outstanding Common Stock and Will Be Able to Control the Result of Most Matters Put to a Vote of Our Stockholders.

9.	Our Low Return on Equity May Cause Our Common Stock Price to Decline.
10.	Our Stock Value may Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers That Management Opposes.
11.	Our Stock Value May Suffer From Federal Regulations Restricting Takeovers.
12.	Office of Thrift Supervision Policy on Remutualization Transactions Could Prohibit the Merger or an Acquisition of Us, Which may Lower Our Stock Price.
13.	Our Employee Stock Benefit Plans Will Increase Our Costs.
14.	Our Recognition and Retention Plan and Stock Option Plan May Be Dilutive.
15.	Our $10.00 Per Share Offer Price, which is Based on An

Independent Appraisal by RP Financial, May Not Be Indicative of the Market Price for Our Common Stock In the Future, Which May be Higher or Lower.
16.	Our Stock Price May Decline When Trading Commences.
17.	There May Be a Limited Market For Our Common Stock, Which May Adversely Affect Our Stock Price.
18.	We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock.
19.	Our Contribution to the Malvern Federal Charitable Foundation May or May Not Be Tax Deductible, Which Could Reduce Our Profits.
20.	Our Contribution to the Malvern Federal Charitable Foundation Will Reduce Our Profits for Fiscal Year 2008.

Nontransferable subscription rights pertain to those eligible to subscribe for shares in the Subscription Offering. Such rights expire at the end of the Subscription Offering period. Malvern Federal Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known to involve such transfer. Subscriptions will be accepted in accordance with, and subject to, the Plan of Stock Issuance of Malvern Federal Savings Bank.

YOUR ORDER IS NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date)
QUESTIONS? Call our Stock Information Center, toll-free, at 1-(866) xxx-xxxx, Monday through Friday, from 10:00 a.m. to 4:00 p.m.,
Eastern time, except bank holidays.

MALVERN FEDERAL SAVINGS BANK

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MALVERN FEDERAL
SAVINGS BANK (“MALVERN FEDERAL”) FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO
BE HELD ON ___________, 2008 AND ANY ADJOURNMENT THEREOF.

The undersigned being a member of Malvern Federal, hereby authorizes the Board of Directors of Malvern Federal or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Malvern Federal to be held at ______________________________________________________, Paoli, Pennsylvania, on ______________, 2008, at ___:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES AND RETURN IN THE ENCLOSED ENVELOPE.

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▼ Detach the proxy voting card ▼

Malvern Federal Bancorp, Inc.
Stock Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a subscriber is 20,000 shares ($200,000). Further, no person, together with an associate or group of persons acting in concert, may purchase an aggregate of more than 40,000 shares ($400,000) of common stock, in all categories of the offering combined. Please see the Prospectus section entitled “The Reorganization and Offering – Limitations on Common Stock Purchases” for more specific information including the definition of “associate” and “acting in concert”. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Malvern Federal Bancorp, Inc. These will be cashed immediately upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be paid at Malvern Federal Savings Bank’s passbook rate until the offering is completed. You may not remit cash, a Malvern Federal Savings Bank line of credit check, a third party check or wire transfer for this purchase.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Malvern Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable contractual deposit account rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Malvern Federal Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges (checking and money market). Submit a check instead. Additionally, you may not designate individual retirement or Keogh accounts for direct withdrawal. For guidance on using retirement funds for this purchase, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the ____________, 2008 offering deadline.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all account numbers (deposit or loan, as applicable), that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Box (d) refers to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See “The Reorganization and Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Management and Employees. Check the appropriate box if you are a Malvern Federal Savings Bank or Malvern Federal Bancorp, Inc. director, officer, employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Section 8, you may not have an opportunity to purchase more shares.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the Prospectus section entitled “The Reorganization and Offering – Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert”.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formally the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or ___________, 2008 or a loan on December 31, 1990 that remained outstanding as of ___________, 2008.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or ___________, 2008 or a loan on December 31, 1990 that remained outstanding as of ___________, 2008.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or _______, 2008 or a loan on December 31, 1990 that remained outstanding as of _______, 2008.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or ___________, 2008 or a loan on December 31, 1990 that remained outstanding as of ___________, 2008. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or ___________, 2008 or a loan on December 31, 1990 that remained outstanding as of ___________, 2008.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or __________, 2008 or a loan on December 31, 1990 that remained outstanding as of _________, 2008.

Buying Stock in a Self-Directed IRA – (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Malvern Federal Savings Bank on September 30, 2006, December 31, 2007 or ___________, 2008 or a loan on December 31, 1990 that remained outstanding as of __________, 2008.

Section (11) – Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by Malvern Federal Bancorp, Inc. by 12:00 noon Eastern time, on ____________, 2008. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage-paid Order Reply Envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(866) xxx-xxxx, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time.